UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2005

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2005, American Tower Corporation (the “Company”) issued a press release announcing it had called for redemption all outstanding 12.25% senior subordinated discount notes of the Company’s wholly owned subsidiary American Towers, Inc. (the “Notes”). The Notes are being redeemed at the option of the Company pursuant to the Indenture (the “Indenture”) dated as of January 29, 2003 between the Company and The Bank of New York Trust Company, N.A., as trustee.

The redemption date has been set for February 1, 2006. In accordance with the terms of the Indenture, the Notes will be redeemed at a price equal to 106.125% of their Accreted Value (as defined in the Indenture) on the redemption date. On February 1, 2006, the Accreted Value per $1,000 principal amount at maturity of Notes will be $742.87. Accordingly, the Notes will be redeemed at a redemption price equal to $788.37 per Note. Based on an aggregate of $227,670,000 face amount of Notes outstanding on December 20, 2005, the Company expects to redeem the Notes for an aggregate of $179.5 million. The Company intends to use borrowings under the American Tower credit facility to fund the redemption.

A copy of the press release announcing the redemption of the Notes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated December 22, 2005 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: December 22, 2005	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 22, 2005 (Furnished herewith).